Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2025 RESULTS

BURBANK, CALIFORNIA, November 4, 2025 – Entravision Communications Corporation (NYSE: EVC), a media and advertising technology company, today announced financial results for its third quarter ended September 30, 2025.

"Our Media segment net revenue declined 26% in the third quarter of 2025 year-over-year, primarily due to lower political revenue and weaker revenue from national television and radio advertisers. Average monthly advertisers and revenue per average monthly advertiser for our local media operations in the third quarter of 2025 were flat year-over-year,” said Michael Christenson, Chief Executive Officer. "Net revenue for our Advertising Technology & Services ("ATS") segment increased 104% in the third quarter of 2025 year-over-year. Investments in the AI capabilities of our platform and increased sales capacity enabled ATS to increase monthly active advertisers and revenue per monthly active advertiser."

Mr. Christenson continued, “We repaid $5 million on our bank term loan in the third quarter of 2025, bringing our total reduction to $15 million so far for the year. We are committed to reducing our debt and maintaining a strong balance sheet.”

Highlights

Entravision currently reports its operating results for two segments. The Media segment provides video, audio and digital marketing services to local and national advertisers in the U.S. The Advertising Technology & Services segment provides programmatic advertising technology and services to advertisers and mobile app developers on a global basis.

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Consolidated net revenue increased 24% for third quarter 2025 compared to third quarter 2024.
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Media segment net revenue decreased 26% for third quarter 2025 compared to third quarter 2024, primarily due to decreases in broadcast advertising revenue, retransmission consent revenue, and spectrum usage rights revenue, partially offset by an increase in digital advertising revenue.
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Advertising Technology & Services segment net revenue increased 104% for third quarter 2025 compared to third quarter 2024, primarily due to increases in advertising revenue including advertising spend per client.
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Segment operating profit was $6.2 million for third quarter 2025, a decrease of 55% compared to third quarter 2024.
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Media segment operating loss was $3.5 million for third quarter 2025, compared to operating profit of $11.7 million in third quarter 2024.
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Advertising Technology & Services segment operating profit was $9.8 million for third quarter 2025, an increase of 378% compared to third quarter 2024.
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Corporate expenses decreased 9% for third quarter 2025 compared to third quarter 2024, primarily due to expense reductions in rent and professional services.
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During third quarter 2025 the Company's management began to implement an ongoing organization design plan intended to support revenue growth and reduce expenses, primarily in the Company’s media operations. As a result, the Company recorded a restructuring charge of $3.2 million in the third quarter of 2025. Key components of this plan in the media segment include a reduction of approximately 5% of the Company's media segment workforce, primarily in back-office roles, and the abandonment of certain leased facilities, with impacted employees transitioning to remote work, and the shutdown of certain legacy international operations within the advertising technology & services segment.
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The company entered into a strategic amendment to its credit agreement on July 15, 2025, intended to accelerate debt reduction and provide additional financial stability and flexibility.
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The company made a $5 million scheduled debt payment and paid a dividend of $4.5 million in third quarter 2025.
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The company had $66.4 million in cash and cash equivalents and marketable securities as of September 30, 2025, compared to $100.6 million as of December 31, 2024. Net cash provided by operating activities was $8.3 million for third quarter 2025.

Entravision Communications

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Entravision’s board of directors approved a quarterly cash dividend to shareholders of $0.05 per share on the company's Class A and Class U common stock. The dividend is payable on December 31, 2025 to shareholders of record as of the close of business on December 16, 2025.

Notice of Conference Call

Entravision will host a webinar to discuss its third quarter 2025 results on Tuesday, November 4, 2025 at 5:00 p.m. Eastern Time. The webinar may be accessed on company’s Investor Relations website at investor.entravision.com or via webinar registration. The webinar will also be archived on the company’s Investor Relations website under the Events section.

About Entravision Communications Corporation

Entravision is a media and advertising technology company. In the U.S., we provide video, audio and digital marketing services to local and national advertisers through a portfolio of television and radio stations and digital advertising services that target Latino audiences. Our advertising technology business provides programmatic advertising technology and services to advertisers and app developers on a global basis. Entravision is the largest affiliate group of the Univision and UniMás television networks. Shares of Entravision Class A Common Stock trade on the NYSE under the ticker: EVC. Learn more about us at entravision.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Mark Boelke	Roy Nir
Chief Financial Officer	VP, Financial Reporting and Investor Relations
Entravision	Entravision
310-447-3870	310-447-3870
ir@entravision.com	ir@entravision.com

# # #

(Financial Tables Follow)

Entravision Communications

Entravision Communications Corporation

Segment Results (Unaudited)

(In thousands)

	Three-Month Period			Nine-Month Period
	Ended September 30,		%	Ended September 30,		%
	2025	2024	Change	2025	2024	Change
Net revenue
Media	$44,505	$59,802	(26)%	$130,895	$154,801	(15)%
Advertising Technology & Services	76,125	37,354	104%	182,321	103,185	77%
Consolidated	120,630	97,156	24%	313,216	257,986	21%

Cost of revenue
Media	5,015	4,881	3%	12,932	11,888	9%
Advertising Technology & Services	45,971	21,920	110%	109,536	61,995	77%
Consolidated	50,986	26,801	90%	122,468	73,883	66%

Direct operating expenses
Media	28,596	29,193	(2)%	81,941	82,405	(1)%
Advertising Technology & Services	12,651	6,424	97%	32,520	16,769	94%
Consolidated	41,247	35,617	16%	114,461	99,174	15%

Selling, general and administrative expenses
Media	11,598	10,860	7%	33,409	30,600	9%
Advertising Technology & Services	7,430	6,252	19%	17,578	15,209	16%
Consolidated	19,028	17,112	11%	50,987	45,809	11%

Depreciation and amortization
Media	2,808	3,165	(11)%	8,385	9,756	(14)%
Advertising Technology & Services	322	717	(55)%	1,249	3,293	(62)%
Consolidated	3,130	3,882	(19)%	9,634	13,049	(26)%

Segment operating profit (loss)
Media	(3,512)	11,703	*	(5,772)	20,152	*
Advertising Technology & Services	9,751	2,041	378%	21,438	5,919	262%
Consolidated	6,239	13,744	(55)%	15,666	26,071	(40)%

Corporate expenses	6,340	6,930	(9)%	20,503	29,989	(32)%
Change in fair value of contingent consideration	-	(650)	(100)%	-	(630)	(100)%
Impairment charge	5,705	-	*	29,378	-	*
Loss on lease abandonment	-	-	*	25,191	-	*
Restructuring costs	3,188	-	*	3,188	-	*
Foreign currency (gain) loss	92	(121)	*	110	120	(8)%
Operating income (loss)	(9,086)	7,585	*	(62,704)	(3,408)	1,740%

Interest expense	$(3,803)	$(4,087)	(7)%	$(11,503)	$(12,648)	(9)%
Interest income	574	646	(11)%	1,798	1,801	(0)%
Dividend income	1	-	*	2	10	(80)%
Realized gain (loss) on marketable securities	2	(1)	*	6	(110)	*
Gain (loss) on debt extinguishment	(176)	-	*	(214)	(91)	135%
Income (loss) before income taxes	(12,488)	4,143	*	(72,615)	(14,446)	403%

Capital expenditures
Media	$1,154	$1,020		$5,484	$4,546
Advertising Technology & Services	33	31		87	298
Consolidated	$1,187	$1,051		$5,571	$4,844

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share data)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2025	2024	2025	2024
Net revenue	$120,630	$97,156	$313,216	$257,986

Expenses:
Cost of revenue	50,986	26,801	122,468	73,883
Direct operating expenses	41,247	35,617	114,461	99,174
Selling, general and administrative expenses	19,028	17,112	50,987	45,809
Corporate expenses	6,340	6,930	20,503	29,989
Depreciation and amortization	3,130	3,882	9,634	13,049
Change in fair value of contingent consideration	—	(650)	—	(630)
Impairment charge	5,705	—	29,378	—
Loss on lease abandonment	—	—	25,191	—
Restructuring costs	3,188	—	3,188	—
Foreign currency (gain) loss	92	(121)	110	120
Total expenses	129,716	89,571	375,920	261,394
Operating income (loss)	(9,086)	7,585	(62,704)	(3,408)
Interest expense	(3,803)	(4,087)	(11,503)	(12,648)
Interest income	574	646	1,798	1,801
Dividend income	1	—	2	10
Realized gain (loss) on marketable securities	2	(1)	6	(110)
Gain (loss) on debt extinguishment	(176)	—	(214)	(91)
Income (loss) before income taxes	(12,488)	4,143	(72,615)	(14,446)
Income tax benefit (expense)	2,829	(14,984)	11,681	(173)
Net income (loss) from continuing operations	(9,659)	(10,841)	(60,934)	(14,619)
Net income (loss) from discontinued operations, net of tax	-	(1,139)	(28)	(77,931)
Net income (loss) attributable to common stockholders	$(9,659)	$(11,980)	$(60,962)	$(92,550)

Basic and diluted earnings per share:
Net income (loss) per share from continuing operations, basic and diluted	$(0.11)	$(0.12)	$(0.67)	$(0.16)

Net income (loss) per share from discontinued operations, basic and diluted	$-	$(0.01)	$(0.00)	$(0.87)

Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.13)	$(0.67)	$(1.03)

Cash dividends declared per common share, basic and diluted	$0.05	$0.05	$0.15	$0.15

Weighted average common shares outstanding, basic and diluted	90,976,288	89,987,110	90,976,288	89,776,075

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$61,755	$95,914
Marketable securities	4,683	4,694
Restricted cash	795	786
Trade receivables, net of allowance for doubtful accounts	88,985	68,319
Prepaid expenses and other current assets	22,671	16,587
Assets held for sale	5,597	—
Total current assets	184,486	186,300
Property and equipment, net	45,911	60,616
Intangible assets subject to amortization, net	3,050	4,417
Intangible assets not subject to amortization	149,276	177,276
Goodwill	7,352	7,352
Deferred income taxes	2,924	2,650
Operating leases right of use asset	18,018	40,762
Other assets	3,586	7,905
Total assets	$414,603	$487,278
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$20,000	$-
Accounts payable and accrued expenses	78,643	53,882
Operating lease liabilities	7,494	7,744
Total current liabilities	106,137	61,626
Long-term debt, less current maturities, net of unamortized debt issuance costs	152,040	186,958
Long-term operating lease liabilities	38,942	42,101
Other long-term liabilities	12,941	12,168
Deferred income taxes	26,378	38,405
Total liabilities	336,438	341,258
Stockholders' equity
Class A common stock	8	8
Class U common stock	1	1
Additional paid-in capital	808,598	815,532
Accumulated deficit	(729,682)	(668,720)
Accumulated other comprehensive income (loss)	(760)	(801)
Total stockholders' equity	78,165	146,020
Total liabilities and equity	$414,603	$487,278

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss) attributable to common stockholders	$(9,659)	$(11,980)	$(60,962)	$(92,550)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,130	3,882	9,634	17,007
Impairment charge	5,705	—	29,378	49,438
Loss on lease abandonment	—	—	25,191	—
Deferred income taxes	(5,421)	(3,500)	(12,300)	(3,286)
Non-cash interest	415	63	995	223
Amortization of syndication contracts	107	112	328	339
Payments on syndication contracts	(70)	(108)	(290)	(337)
Non-cash stock-based compensation	2,804	3,688	8,102	12,422
(Gain) loss on marketable securities	(2)	1	(6)	110
(Gain) loss on disposal of property and equipment	7	23	13	206
Loss (gain) on the sale of businesses	—	125	—	45,139
(Gain) loss on debt extinguishment	176	—	214	91
Change in fair value of contingent consideration	—	(650)	—	(13,198)
Net income (loss) attributable to redeemable noncontrolling interest - discontinued operations	—	—	—	(2,779)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(10,572)	1,025	(20,553)	10,611
(Increase) decrease in prepaid expenses and other current assets, operating leases right of use asset and other assets	3,706	17,662	2,358	(1,928)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	17,951	508	18,759	40,414
Net cash provided by (used in) operating activities	8,277	10,851	861	61,922
Cash flows from investing activities:
Proceeds from sale of businesses, net of cash divested	—	—	—	(42,967)
Purchases of property and equipment	(1,216)	(1,552)	(6,020)	(6,289)
Purchases of marketable securities	(574)	—	(1,539)	—
Proceeds from sale of marketable securities	672	362	1,619	10,381
Proceeds from loan receivable	—	—	—	10,748
Net cash provided by (used in) investing activities	(1,118)	(1,190)	(5,940)	(28,127)
Cash flows from financing activities:
Tax payments related to shares withheld for share-based compensation plans	—	—	—	(27)
Payments on debt	(5,000)	—	(15,000)	(20,275)
Dividends paid	(4,549)	(4,499)	(13,647)	(13,471)
Distributions to noncontrolling interest	—	—	—	(1,078)
Payment of contingent consideration	—	—	—	(14,300)
Principal payments under finance lease obligation	(34)	(36)	(99)	(110)
Payments for debt issuance costs	(325)	—	(325)	—
Net cash provided by (used in) financing activities	(9,908)	(4,535)	(29,071)	(49,261)
Effect of exchange rates on cash, cash equivalents and restricted cash	—	—	—	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,749)	5,126	(34,150)	(15,468)
Cash, cash equivalents and restricted cash:
Beginning	65,299	85,915	96,700	106,509
Ending	$62,550	$91,041	$62,550	$91,041